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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 333-28081 333-120307, and 333-120308) on Form S-4, the Registration Statements (Nos. 2-88488, 33-43796, 033-60699, 333-84389, 333-84395, 333-88226, 333-115451
and 333-121785) on Form S-8 and the Registration Statements (Nos. 033-03009 and 333-72712) on Form S-3 of BancorpSouth, Inc. of our report dated March 14, 2005, relating to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and management assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are included in the 2004 annual report on Form 10-K of BancorpSouth, Inc.

                                                  /s/ KPMG LLP

Memphis, Tennessee
March 14, 2005